Exhibit 99.2

MANATT, PHELPS & PHILLIPS, LLP

BARRY W. LEE (Bar No. 088685)

RICHARD E. GOTTLIEB (Bar No. 289370)

YASSER M. EL-GAMAL (Bar No. 189047)

11355 West Olympic Boulevard
Los Angeles, CA 90064-1614

(310) 312-4000 Telephone

(310) 312-4224 Facsimile

bwlee@manatt.com

rgottlieb@manatt.com

yelgamal@manatt.com

Attorneys for Plaintiff

PENNYMAC LOAN SERVICES, LLC

UNITED STATES DISTRICT COURT

FOR THE CENTRAL DISTRICT OF CALIFORNIA

PENNYMAC LOAN SERVICES, LLC, a Delaware limited liability company, Plaintiff, vs. BLACK KNIGHT, INC., a Delaware corporation; and DOES 1 through 10, inclusive, Defendants.

Case No.

ANTITRUST COMPLAINT FOR:

(1)                       MONOPOLIZATION UNDER SECTION 2 OF THE SHERMAN ACT (15 U.S.C. § 2)

(2)                       ATTEMPTED MONOPOLIZATION UNDER SECTION 2 OF THE SHERMAN ACT (15 U.S.C. § 2)

(3)                       VIOLATION OF THE CARTWRIGHT ACT (BUS. & PROF. CODE §§ 16270 et seq.)

(4)                       VIOLATION OF UNFAIR COMPETITION LAW (BUS. & PROF. CODE §§ 17200 et seq.)

(5)                       COMMON LAW UNFAIR COMPETITION

JURY TRIAL DEMANDED

MANATT, PHELPS & PHILLIPS, LLP ATTORNEYS AT LAW LOS ANGELES	COMPLAINT

For its Complaint, plaintiff, PennyMac Loan Services, LLC (“PennyMac”) alleges, based on personal knowledge and on information and belief, as follows:

NATURE OF ACTION

1.                                      PennyMac brings this antitrust and unfair competition action against Black Knight, Inc. (“Black Knight”) for its wrongful conduct in violation of (i) Section 2 of the federal Sherman Act, (ii) the California Cartwright Act, (iii) California’s Unfair Competition Law, and (iv) California common law regarding unfair competition.

2.                                      Black Knight sells products and services for the residential mortgage servicing industry. Despite having a largely antiquated, technologically inferior core product initially developed over 50 years ago, Black Knight, itself and through  one or more of its corporate affiliates: (i) controls the domestic market for loan servicing systems that mortgage lenders and servicers such as PennyMac use to facilitate the servicing of residential customers’ home mortgages (the “Mortgage Servicing Platform Market,” defined below), and (ii) is likewise attempting to control the related mortgage servicing platform applications software market (the “Platform Software Applications Market,” defined below). With little true innovation, Black Knight instead relies on various anticompetitive, unfair, and discriminatory practices to maintain and to enhance its dominance in the Mortgage Servicing Platform Market, and to attempt to monopolize the Platform Software Applications Market. By this Complaint, PennyMac seeks, among other relief, to preliminarily and permanently enjoin such wrongful practices, which, once invalidated, will allow open and fair competition and encourage innovation in the Relevant Markets, as hereafter described.

3.                                      Black Knight’s conduct is transparently monopolistic. As more fully alleged below, such conduct is designed to and does stifle competition, forcing purchasers like PennyMac to pay extraordinarily high prices and fees for an underperforming and antiquated product. Black Knight likewise refuses to license its products at commercially reasonable prices to perceived competitors, and seeks to exercise exclusive control over competitive products. In public filings, Black Knight openly concedes that its mortgage lending and servicing customers, like PennyMac, are also its competitors. Black Knight also forces unconscionable terms on customers for the purpose of stifling competitive efforts to displace Black Knight’s antiquated technology. Black Knight’s predatory practices both erect and maintain significant barriers to entry into the Relevant Markets that Black Knight dominates. If unchecked, Black Knight’s unlawful conduct will result in the preservation and expansion of its monopolistic position, ever-increasing prices to its customers (which equate to higher lending costs to consumers), and the continued elimination of more productive, efficient, innovative and competitive products. For example, in just the last three years, Black Knight servicing revenue has increased even while it falsely or misleadingly marketed price reductions that neither PennyMac nor, on information and belief, other Black Knight customers ever realized.

4.                                      Black Knight maintains and strives to expand its monopolistic position by engaging in an uninterrupted pattern of predatory and exclusionary conduct, including, among other impermissible practices as more fully described in this complaint:

(i)                                     actual and intended monopolization (or, in the alternative, attempted monopolization) of the Mortgage Servicing Platform Market;

(ii)                                  attempted monopolization of the Platform Software Applications Market;

(iii)                               reverse-tying, bundling, and lock-in arrangements with respect to its mortgage servicing platform and other product offerings, coupled with the demand that its customers not develop, purchase, license, and/or use any other mortgage servicing platform;

(iv)                              extraordinary attempts to assert control and ownership over customer-developed systems that necessarily interact with Black Knight software; and

(v)                                 willful refusal to deal with PennyMac and, on information and belief, other customers/competitors, with the purpose of excluding competitors from the market.

5.                                      These anticompetitive, unfair, and discriminatory practices violate both federal and California law, and constitute impermissible and unlawful restraints of trade.

6.                                      Accordingly, this Complaint seeks: (i) a judgment that Black Knight’s actions are in violation of federal and California law; (ii) a preliminary and permanent injunction enjoining Black Knight’s wrongful anticompetitive, unfair, and discriminatory practices; (iii) treble damages, restitution, and disgorgement resulting from such wrongful conduct; and (iv) such other and further relief as set forth in the prayer below.

THE PARTIES

7.                                      PennyMac is a leading national residential mortgage lender/servicer and an accomplished innovator in the mortgage industry. PennyMac is organized as a limited liability company under Delaware law, with its principal place of business at 3043 Townsgate Road, #200, Westlake Village, CA 91361.

8.                                      Black Knight is a Delaware corporation, doing business in Los Angeles, California, with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204. On information and belief, Black Knight, formerly known as both Lender Processing Services (“LPS”) and, later, as Black Knight Financial Services, is or purports to be the legal successor to certain mortgage business segments of Fidelity Information Services, Inc. According to Black Knight’s website, it is a publicly traded company that “is a leading provider of integrated software, data and analytics solutions that facilitate and automate many of the business processes across the homeownership life cycle.”

9.                                      Does 1 through 10, inclusive, are other persons and entities that are responsible in some measure for the actions complained of herein. Their true names and capacities are unknown at this time, and they are therefore being sued under their fictitious names. At such time as their true names are ascertained, this Complaint will be amended to so reflect. PennyMac alleges on information and belief that each of the Doe defendants, in engaging in the acts and omissions alleged herein, was and/or is acting as the principal, agent, servant, or employee of some or all of the other defendants, was and/or is acting within the course and scope of such relationships, and was and/or is acting in concert with some or all of the other defendants.

JURISDICTION AND VENUE

10.                               This Court has subject matter jurisdiction under 28 U.S.C. § 1337 (commerce and antitrust regulation) and 28 U.S.C. § 1331 (federal question), as this action arises under the Sherman Antitrust Act, 15 U.S.C. § 2, and the Clayton Act, 15 U.S.C. §§ 15 and 26. This Court has supplemental jurisdiction over the state law claims under 28 U.S.C. § 1367.

11.                               Venue is proper in this District because the acts or omissions complained of herein were performed in substantial part in this District, including but not limited to oral and written communications from Black Knight to PennyMac threatening PennyMac’s independent development of software that has  replaced Black Knight’s products, including its mortgage servicing platform, MSP, now known as “LoanSphere® MSP” (hereafter, “MSP” or “MSP system”), imposing (or attempting to impose) illegal tying arrangements, refusing to deal in good faith, and otherwise relating to Black Knight’s wrongful acts. In addition, the injuries to PennyMac described herein occurred primarily within this District and affect both its customers and competitors nationwide. Further, Black Knight does substantial business in and, on information and belief, maintains offices within this District at 121 Theory, Suite 100, Irvine, CA.

INTERSTATE COMMERCE

12.                               The acts complained of herein have occurred within the stream of and have substantially affected interstate trade and commerce.

GENERAL ALLEGATIONS

13.                               PennyMac is a success story. Rising from the ashes of the financial crisis in 2008, PennyMac was originally established to help homeowners avoid foreclosure from the many distressed residential mortgage loans that were prevalent during the economic crisis. Later, the company began originating new loans and servicing new loans originated by other lenders and acquired by a PennyMac affiliate (“correspondent loans”).  As of the date of this Complaint, PennyMac has grown to an estimated 3,900 employees and originates and services residential mortgage loans across the United States. PennyMac currently is the fourth largest mortgage producer and sixth largest mortgage servicer in the United States.  Its ultimate parent company is publicly traded on the New York Stock Exchange.

14.                               At all relevant times, Black Knight and its predecessors have possessed monopoly power in the Mortgage Servicing Platform Market (defined below). Black Knight offers residential mortgage servicing and origination products and services, including its MSP loan servicing platform.  MSP is an antiquated system that, through Black Knight’s anticompetitive practices, maintains a dominant market position of over  62% of the first-lien Mortgage Servicing Platform Market.  See  Black Knight Black Knight, Inc. Form 10-K, dated February 22, 2019 (“Black Knight 2018 Form 10-K”), at 2, 28. MSP was first developed over 50 years ago and utilizes outdated user interfaces connected to a mainframe that relies on back-end and batch processing technology, offers limited functionality, is burdensome to support, is not readily customizable, and is extremely costly to use.

15.                               Black Knight has an increasingly dominant market position in the related Platform Software Applications Market.  In addition to MSP, Black Knight offers various other LoanSphere® branded servicing products, including

LoanSphere® Foreclosure, LoanSphere® Bankruptcy Solution, and LoanSphere® Invoicing Solution, as well as LendingSpace® for correspondent loan origination, delivery, and purchasing activities. Black Knight describes its LoanSphere® products (including MSP) collectively as an “end-to-end platform of integrated technology, data, and analytics supporting the mortgage and home equity loan lifecycle from origination to servicing to default.” PennyMac is informed and believes, and on that basis alleges, that Black Knight has wrongfully obtained, and now maintains, dominant market power with respect to its LoanSphere® Foreclosure®, LoanSphere® Bankruptcy Solution, and LoanSphere® Invoicing Solution products (collectively, the “LoanSphere® Products”), including those LoanSphere® Products specially customized for PennyMac’s systems, and LendingSpace®. Black Knight also leverages its monopoly power in the Mortgage Servicing Platform Market in an attempt to monopolize the Platform Software Applications Market, defined below. Black Knight’s LoanSphere® Products enjoy a commanding presence in the Platform Software Applications Market, not legitimately achieved on the merits, but rather as a result of Black Knight’s anticompetitive actions and other unlawful conduct as alleged in this Complaint.

16.                               As noted above, Black Knight’s MSP system was first developed by one of its multiple predecessors more than 50 years ago, and continues to utilize anachronistic, mainframe-based technology. Although Black Knight sometimes describes itself as a technology company, it was not the original developer of MSP, nor even of Lending Space®, but instead merely acquired these products from others. Further, MSP lacks many critical features, requiring servicers to either purchase add-on products (from other vendors or Black Knight) or develop their own software to accomplish tasks that MSP does not perform (or does not perform adequately). In light of these and other inherent limitations of its antiquated MSP system, Black Knight has little option but to allow its clients to build their own proprietary modules or add-on software to allow the more effective servicing of their loans. Black Knight provides its customers with a product known as Mortgage Web Services to allow its customer’s own proprietary software to connect to and communicate with MSP in real time, and to provide bulk data exchanges that allow for batch processing of transactions performed on such customer’s proprietary software.

17.                               There are high barriers to entry in both the Mortgage Servicing Platform Market, and the Platform Software Applications Market, including, among others, Black Knight’s overly restrictive license terms, regulatory constraints, capital and development entry costs, entrenched buyer preferences or loyalty for existing systems (including MSP), and difficulties customers have in changing mortgage servicing platforms and software (like that of MSP). In particular, one  significant barrier is created by the number of customized software applications that have already been integrated to run with the particular platform (in most cases, MSP) in order to make the platform effective for mortgage servicers, vendors, investors and other end users. Because: (1) these end users require a substantial number of applications (whether as off-the-shelf or custom-generated products); (2) most of these applications are presently written to integrate with MSP; and (3) it would generally be prohibitively difficult, time-consuming, and expensive to create an alternative servicing platform that would run the applications that interface with MSP, a potential new servicing platform entrant faces a high barrier to successful entry.

18.                               Given the above, one of the most significant potential threats to Black Knight’s monopoly in the Mortgage Servicing Platform Market and to its attempted monopolization of the Platform Software Applications Market is not from outside companies seeking to create and market an alternative servicing platform, but rather from Black Knight’s actual or potential clients that: (1) develop their own proprietary software applications to run in conjunction with MSP rather than purchasing software applications from Black Knight; and (2) might create their own alternative platforms to which applications may be written, and which could likewise be used, with customization, by other mortgage servicers.

19.                               To preserve its stranglehold on the Mortgage Servicing Platform Market and in an attempt to attempt to monopolize the Platform Software Applications Market, Black Knight has engaged in a series of anticompetitive activities, including integrating the LoanSphere® Products into MSP, conditioning the sale of LoanSphere® Products on the purchase of MSP, and by seeking to impose terms and conditions on its customers that would effectively prevent meaningful competition in the market, whether by Black Knight’s own customers or by others seeking to enter that market.

20.                               As more fully alleged below, Black Knight has abused its monopoly power and suppressed the ability of customers and competitors to build or offer software applications that support MSP and mortgage servicing platforms that compete, or would otherwise attempt to compete, with MSP. In the alternative, to the extent Black Knight does not currently have monopoly power, there is a dangerous and real probability that Black Knight will achieve monopoly power in both the Mortgage Servicing Platform Market and Platform Software Applications Market (collectively, the “Relevant Markets”), and Black Knight is dangerously close to acquiring controlling power over both Relevant Markets. Black Knight’s monopolistic conduct has harmed PennyMac and reduced general market competition in the Relevant Markets by lowering the supply and selection of available products, thereby driving prices higher (both for PennyMac and, indirectly, the homeowners they serve) than they otherwise would be in a competitive market for both.

21.                               By virtue of its dominant market position, Black Knight has the ability to and does directly and indirectly affect pricing, output, and entry into the Mortgage Servicing Platform Market. Black Knight further leverages its dominant market position to coerce its customers: (a) not to develop their own competing software or products; (b) to develop their own software so long as it is integrated with (and therefore dependent on) MSP; and/or (c) to refrain from engaging actual or potential competitors to develop customized replacement systems for fear that doing so would violate confidentiality provisions imposed under Black Knight’s contracts of adhesion, pursuant to which Black Knight would likely claim ownership of independently developed replacement systems. Consequently, Black Knight has made it impracticable for customers such as PennyMac to seek alternative end-to-end solutions, or otherwise negotiate reasonable pricing and other terms with Black Knight.

22.                               Under the pricing terms dictated by Black Knight, MSP and LoanSphere® Products are extraordinarily costly, and customers have little or no opportunity to bargain because of (i) Black Knight’s monopolistic and anticompetitive practices, and (ii) the extraordinary costs of, and impediments against, either switching systems or creating a proprietary system that meets regulatory requirements. As a result, unlike in other industries where evolving technology and software development drive efficiency while dramatically reducing expense, the costs of using MSP and the LoanSphere® Products have not decreased.  In fact, such costs have increased.

23.                               In 2008, when PennyMac was a small startup company, it approached a Black Knight predecessor, Fidelity Information Services, Inc. (“FIS”), to service PennyMac’s loans on the MSP system, which was then, and remains, the dominant mortgage servicing platform. Although MSP was largely an “off the shelf” product with limited capabilities, PennyMac, as a start-up company in the mortgage servicing business, had little option but to license MSP due to the extremely limited options available in the market.

24.                               Shortly thereafter, in or around July 2008, FIS spun off MSP and related products to a newly-created entity, Lender Processing Services, Inc. (“LPS”). In 2013, after LPS was accused of multiple fraudulent practices and agreed to pay substantial sums to state and federal regulators, Fidelity National Financial, Inc. (“FNF”) purchased LPS and re-branded LPS as “Black Knight Financial Services.” In 2017, FNF nominally spun off Black Knight as a separate entity, but the two companies continue to share, among other things,  multiple common senior officers and directors.

25.                               As PennyMac began to grow, the fundamental weaknesses in MSP to operate in accordance with PennyMac’s business requirements became increasingly more pronounced. As a result, PennyMac invested in and developed additional software to support its needs. In parallel, the extraordinary costs of MSP and related LoanSphere® Products that support it increased substantially, creating a drag on PennyMac’s profit margins.

26.                               To support its operational needs, PennyMac hired some of the very best and brightest information technology personnel, most of whom had substantial experience developing customized, proprietary mortgage servicing platforms for one of the leading mortgage servicers in the United States. As a result, PennyMac’s information technology management team (“IT Team”) has, for most of its ten-plus years in operation, significant experience in designing and maintaining software-based residential mortgage servicing technology, both from prior development efforts and their work at PennyMac.

27.                               Recognizing MSP’s limited and antiquated technology, Black Knight and its predecessors encouraged and allowed clients to build their own applications to interact directly with MSP, thereby making it more difficult for such clients to move to competing systems, and creating a further barrier to entry for potential competitors. Over time and, generally with Black Knight’s knowledge, acquiescence, and approval, PennyMac’s IT Team has incurred extraordinary technology expenses to independently develop over 150 separate, customized modules (the “PM Modules”) to support customer servicing interactions, regulatory and industry compliance, various reporting needs, and transaction processing in accordance with PennyMac’s particular business needs in performing its mortgage servicing obligations.

28.                               The PM Modules: (i) provide more efficient servicing workflows and processes; (ii) offer improved and more user-friendly presentation of data to PennyMac servicing personnel; (iii) enable more productive calls with PennyMac customers; and (iv) enable and enhance mortgage servicing functions such as loan modification processing, workflow follow-up tracking and management, customer communications, payment processing, efficient associate-facing work portals, a document imaging repository, and other key functions.

29.                               These cloud-based PM Modules contain independently developed source code and are more intuitive, modern, and easily operated (that is, user friendly) than Black Knight’s MSP system. From inception, the PM Modules and their corresponding source code were developed by PennyMac’s IT Team independent of any MSP system coding proprietary to Black Knight (or its predecessors), none of which was even accessible to PennyMac or its IT personnel.

30.                               While designed to perform certain common mortgage servicing functions, PennyMac developed its PM Modules to address its own unique workflows, systems, and functionality needs, and none imitate MSP or other Black Knight products. The PM Modules were independently developed to ensure that the resulting technology and intellectual property would be owned exclusively by PennyMac. PennyMac began independently developing the PM Modules in 2011. While loan volume continued to increase as PennyMac grew in size, Black Knight and its predecessors were likewise aware of and acknowledged PennyMac’s independent development efforts by virtue of PennyMac’s substantially reduced usage of various Black Knight products over time and through express written and oral communications between the respective parties’ management teams. Further, on information and belief, based on PennyMac’s extensive independent development efforts, its utilization of independently developed PM Modules, the many significant pricing concerns expressed by PennyMac during this period, and otherwise, Black Knight and its predecessors knew or should have known that PennyMac’s ultimate goal was to become completely independent of MSP.

31.                               Given the extraordinary pricing charged by Black Knight for MSP and other LoanSphere® Products, PennyMac made extensive investments in developing its proprietary mortgage servicing system (now known as Servicing System Environment, or “SSE”), comprised of the PM Modules, with the anticipation that such development efforts would achieve millions of dollars in savings over time.  These investments, and the resulting cost efficiencies, are vital to PennyMac’s long-term success and are pro-competitive, including in the highly competitive mortgage servicing business.

32.                               In April 2018 PennyMac verbally informed Black Knight that it did not intend to renew its license to use MSP after October 31, 2019 and that PennyMac intended to supplant MSP with the company’s own proprietary platform.  PennyMac communicated this intention in good faith to, among other things, allow Black Knight time to prepare for the loss of the PennyMac business (as to MSP) and to transition the underlying mortgage data. Further, PennyMac advised that it wished to continue to license LendingSpace® and certain other LoanSphere® Products, but Black Knight declined to negotiate such renewals except under onerous terms that bore no relation to market pricing, including prohibiting PennyMac from using its independently developed applications or products provided by other third-party vendors.

33.                               By letter dated May 3, 2019, PennyMac formally, and timely, notified Black Knight that PennyMac would not be renewing its MSP license that expired on October 31, 2019. In that notice, PennyMac also advised Black Knight that it intended to continue licensing a number of applications, including but not limited to the LoanSphere® bankruptcy proof of claim, bankruptcy notice of payment change, client date extract, and invoicing applications.

34.                               On July 31, 2019, Black Knight sent written notice of termination of certain LoanSphere® Products that were set to automatically renew and that PennyMac expressly identified as not part of the termination notice because PennyMac wanted to continue using them under the existing agreements or separate future agreements.  These included the LoanSphere®  bankruptcy proof of claim, bankruptcy notice of payment change, client date extract, and invoicing applications that PennyMac expressly wished to continue licensing. On information and belief, Black Knight’s unilateral termination was intended to punish PennyMac for terminating the MSP contract, and served no pro-competitive purpose in that it caused Black Knight itself to suffer a financial loss from future licensing,  and was intended to cause PennyMac unnecessarily to incur costs in either building its own replacement applications and/or find replacement vendors to provide such applications.

35.                               On October 31, 2019, PennyMac publicly announced completion of its SSE multi-year technology initiative. On November 5, 2019, Black Knight Servicing Technologies, LLC (“BKST”), which is not a party to any contract with PennyMac, sued PennyMac in Florida state court.

REGULATION OF THE U.S. RESIDENTIAL

MORTGAGE SERVICING INDUSTRY AND ITS TECHNOLOGY

36.                               Black Knight’s actual and potential customers operate in highly regulated environments in which virtually every aspect of the customers’ operations, including their use of technology, are carefully monitored.

37.                               For the most part, Black Knight’s clients are engaged in the business of originating and servicing mortgage loans for consumers throughout the United States. There are two primary categories of entities that engage in these businesses:  (i) banks and (ii) non-bank mortgage lenders and servicers. PennyMac is a non-bank mortgage lender and servicer.

38.                               National and state chartered banks that are engaged in the business of mortgage lending and servicing are subject to multiple banking and consumer financial laws that strictly regulate bank practices to ensure, among other things, the safety and soundness of their operations, and the protection of the mortgage consumers these banks serve. Non-bank mortgage lenders and servicers are likewise subject to numerous federal and state laws that serve many of the same purposes.

39.                               The National Bank Act of 1863 created the Office of the Comptroller of the Currency (“OCC”), and authorized it to charter national banks. Today, the OCC’s examiners often maintain permanent offices at a bank’s physical space, and otherwise regularly examine and monitor the bank’s operations for safety and soundness considerations, including with respect to mortgage servicing. Similarly, the roughly 5,000 state-chartered banks are regulated by both home state banking regulators and the Federal Deposit Insurance Corporation (“FDIC”), which was created by the federal Banking Act of 1933. In 1989, the Financial Institutions Reform, Recovery, and Enforcement Act expanded the FDIC’s supervisory and enforcement authority, and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) expanded it further. Each of these regulators supervise and regularly examine the banks to ensure compliance with banking laws.

40.                               Since 1968, Congress has likewise enacted numerous consumer financial laws. Pertinent here, these laws include the federal Truth in Lending Act (which promotes the informed use of consumer credit by requiring certain disclosures on consumer loans, and which likewise provides other protections), the Fair Credit Reporting Act (which promotes the accuracy, fairness and privacy of consumer information, including consumer credit data), and the Real Estate Settlement Procedures Act (which requires mortgage lenders and servicers to provide borrowers with pertinent and timely disclosures regarding the nature and costs of a real estate settlement process, provides certain requirements regarding escrow accounts, and which likewise regulates numerous other servicing and foreclosure practices).

41.                               With the passage of Title X  of the Dodd-Frank Act in 2010, Congress established the federal Consumer Financial Protection Bureau (“CFPB”), and granted the new agency expansive authority over consumer protection in the consumer financial sector, including broad supervision and enforcement authority with respect to enforcement of consumer financial laws such as the laws that govern mortgage lending and servicing. Today, the CFPB regulates both banks and non-bank mortgage servicers, such as PennyMac, and subjects these entities to both regular and targeted examinations. The CFPB has likewise promulgated numerous regulations and staff commentary, including mortgage servicing-related standards and requirements that became effective in 2014 (the “Mortgage Servicing Rule”).  In performing its role, the CFPB specifically examines regulated entities such as PennyMac that engage in mortgage origination and servicing in order to, among other regulatory goals, “assess the quality of the regulated entity’s compliance risk management systems, including internal controls and policies and procedures, for preventing violations of Federal consumer financial law in its mortgage servicing business.” See CFPB Supervision and Examination Manual (August 2019 update), at Procedures page 2.

42.                               In addition to the aforementioned federal regulators, numerous other federal agencies have supervisory and examination authority with respect to mortgage loans made under their authority. For example, the U.S. Department of Housing and Urban Development (“HUD”) approves and examines mortgage lenders and servicers who make mortgage loans that are insured by HUD’s Federal Housing Administration (“FHA loans”). The FHA does not itself make mortgage loans but rather insures FHA loans made by private lenders.  Similarly, the U.S. Department of Veterans Affairs (“the VA”) guarantees private mortgage loans made to veterans and their families (“VA loans”). Also similar are the programs offered by the U.S. Department of Agriculture (“USDA”), which guarantees mortgage loans made by private lenders to rural consumers (“USDA loans”).

43.                               FHA loans, VA loans and USDA loans are subject to purchase and securitization by the Government National Mortgage Association, better known as “Ginnie Mae,”  and which operates an agency within HUD.  Along with HUD, the VA, and the USDA, Ginnie Mae regularly examines mortgage lenders and servicers for compliance with federal and state law. It likewise issues detailed investor reporting requirements for covered loans.

44.                               State financial regulators additionally play a significant role in the regulation of non-bank residential mortgage servicers. To operate in state jurisdictions, mortgage servicers are generally licensed and examined not just by their home state regulator, but also by state regulators in each of the jurisdictions in which they operate. For PennyMac, that means it is licensed and regulated by both the California Department of Business Oversight (“DBO”) and by similar state financial regulators throughout the United States.

45.                               While banks may generally rely on their home state’s laws, non-bank mortgage originators and servicers are largely subject to and must keep well informed on the varying laws of each of the states in which they operate.  For a nationwide mortgage lender and servicer like PennyMac, that means ensuring it complies with the myriad requirements of every state plus the District of Columbia, as well as the many local ordinances that may impact homeowners and servicers at the default servicing stage and later. These obligations may include requirements for making separate consumer disclosures, prohibitions against certain actions or contract terms, counseling obligations, and regulations that require post-default maintenance and registration of vacant or abandoned properties, among many other requirements.

46.                               Mortgage servicers, whether as banks or as non-bank servicers, are likewise subject to detailed reporting obligations, as well as examination, by investors, that is, the entities that actually own the loans that are being serviced. In addition to Ginnie Mae, the other significant governmental investors are the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which collectively own the vast majority of residential mortgages originated in the United States. Ginnie Mae, Fannie Mae and Freddie Mac have detailed requirements for approval of mortgage lenders and servicers, and have  established and regularly enforce numerous servicing requirements, including with respect to reporting and technology.

47.                               Finally, to the extent mortgage servicers perform servicing on behalf of federal or state-chartered banks, such servicers are subject to examination by federal banking regulators under procedures designed to ensure proper vendor practices.

48.                               Each of these federal and state regulators are keenly aware of the significant role of technology in supporting the mortgage servicing function. As the OCC notes in its examination handbook on mortgage banking:

Information technology (IT), including business processes, has evolved into an increasingly important support function that facilitates mortgage banking operations. Sophisticated origination and servicing systems, Web-based applications, the use of third parties to perform business processes, and complex valuation models are notable examples. The increased reliance on technology and its dependency on data and telecommunication infrastructures have led to an increased number of risks that must be managed appropriately.  (Office of the Comptroller of the Currency, Safety and Soundness, Mortgage Banking (Version 1.0, February 2014), at 2.

49.                               Similarly, Ginnie Mae, Fannie Mae and Freddie Mac each impose strict technology testing and due diligence requirements due to the regular interface with these investors, and between servicers and consumers. For example, Freddie Mac requires servicers to “confirm that the firm has adequate technology in place or technological capabilities to provide reporting, communication and tracking of key events and milestones . . . “  See Freddie Mac Single-Family Seller/Servicer Guide, § 9501.3(q) (effective November 15, 2017).  Freddie Mac further provides detailed specifications for lender platform requirements.  Id.¸ § 2402.1. Likewise Freddie Mac requires various other specific technology requirements, including that systems have adequate encryption to protect consumer data.    Id., § 1402.6.

50.                               Regulators also focus on any actual or proposed changes in software systems. For example, the CFPB will “determine whether the financial institution’s internal controls are adequate to ensure compliance in the area under review,” and will “review the procedures used to ensure compliance when changes occur (e.g., changes in … software programs).” See CFPB Examination Manual, Interagency Examination Procedures, Truth in Lending Act, at Procedures 2 (March 2019 update) (emphasis added). Likewise, the CFPB will closely scrutinize a regulated entity to ensure that it has conducted appropriate testing of the software it develops or purchases.  Id., UDAAP, Procedures 2 (October 2012 update).

BLACK KNIGHT’S UNFAIR AND ANTICOMPETITIVE CONDUCT

51.                               In furtherance of its efforts to restrain trade and competition and to prevent the entry of new products into its market, Black Knight seeks to stymie their own clients’ development of replacement systems by creating or attempting to create nearly impregnable barriers to entry despite having an antiquated and inferior MSP product.

52.                               Over the years, Black Knight has vertically and horizontally integrated itself into virtually every aspect of the mortgage servicing industry operations such that Black Knight’s customers (deemed “enterprise clients” by Black Knight) are dependent upon MSP and its ancillary suite of LoanSphere® Products.  Black Knight has done so by, among other things, developing wrap-around software products for MSP (for which it already held a monopoly position), and by acquiring products created by others that could be integrated with MSP. Likewise, Black Knight’s products serve not just mortgage servicers, but are likewise purchased by or imposed upon investors, originators, and third-party service providers (such as attorneys and trustees). As a result, most of the industry players share an inter-

dependence upon Black Knight products and services.

53.                               In order to escape from Black Knight’s clutches, a company that has invested in and committed to MSP as an “enterprise client” is faced with difficult and expensive choices, as are the potential companies that might seek to compete with Black Knight on providing an end-to-end integrated solution. Of course, developing such a suite of products would require substantial financial resources and know-how, which knowledge is possessed primarily by Black Knight enterprise clients.

54.                               Black Knight is likewise keenly aware of and knowingly exploits the highly regulated market in which bank and non-bank mortgage servicers operate. For example, Black Knight combines the very significant regulatory disincentives to change operations with contractual provisions that seek to make it extraordinarily difficult to replace preexisting systems for those that are considering doing so. As a result of this combination of regulatory forces and contractual provisions, and not because of improvements in the MSP product, Black Knight and its predecessors have been able to maintain a relatively stable but increasing percentage of each of the Relevant Markets. Indeed, these regulatory forces have likewise forced one or more companies to abandon using or creating their own systems in favor of MSP when questioned by regulators.

55.                               Black Knight knows that the off-the-shelf MSP system is not immediately compatible for its most significant mortgage customers, and that its products lack adequate support for a wide variety of everyday needs required for state-by-state compliance. Even though Black Knight would much rather sell customers one of its own software solutions, Black Knight’s portfolio of LoanSphere® Products, standing alone, is insufficient for larger customers.  As a result, in order to both lure and retain its largest customers, Black Knight allows (and in fact encourages) customers with IT capabilities to develop their own software to integrate their systems so completely with MSP that any effort to extricate from Black Knight will be extraordinarily time consuming, costly and potentially subject to regulatory scrutiny.

56.                               Black Knight’s antiquated MSP technology, when combined with the costs associated with creating customized systems to interact with it, create tremendous market inefficiencies because new potential competitors have been slow to emerge, and there remain no true competitor to Black Knight’s suite of products. This market failure materially increases the costs for Black Knight’s customers, for its licensees, and for the consumers whose loans are serviced using their platforms and software. Rather than operating in an environment that would encourage competing technologies to reduce the cost of providing these services, Black Knight has perpetrated a structure that has caused overall costs for use of MSP and its related products to dramatically increase over time.

57.             Black Knight has likewise created contractual barriers to entry for competitors and customers alike by making it expensive, time consuming, and unduly burdensome for clients to hire potential Black Knight competitors to build replacement systems. Black Knight knows that regulators and investors would require extensive testing and validation before permitting mortgage servicers to change major systems, and that this process could take years to accomplish.  Taking undue advantage of these factors, Black Knight attempts to contractually prevent such actual or potential competitors from accessing MSP or related products to perform validation testing. Indeed, one of the contractual barriers Black Knight endeavors to create is to attempt to define broadly all of its systems, documentation and any other nonpublic information, as well as anything at all Black Knight identifies as “confidential” or as a “trade secret,” and then claims that approved customer access and use is in violation of other restrictive covenants.

58.             Black Knight likewise incorporates contractual provisions pursuant to which it asserts baseless claims of ownership of any client-generated software programs that have been developed using client data processed through MSP.

59.                               On information and belief, Black Knight’s own employees appear to have made these criticisms known to the public on employer job review sites like Glassdoor. As one of these Black Knight employees complained in 2015, “[h]aving a monopoly is not permanent and holding customers by the balls is not a good business plan (even if it has worked in the past).” Black Knight engages in such practices, wrote the same employee, despite having “1960’s technology and tunnel vision.” Another employee agreed, complaining in February 2016 that Black Knight’s ‘[t]echnology is completely stale … This is the Las Vegas of IT, it’s where technology goes to die.”

60.                               Given the difficulty and expense of switching platform vendors, and the extraordinary regulatory hurdles in doing so, Black Knight customers are compelled to remain grudgingly with MSP and thereafter to develop or purchase customized applications to support operational demand. PennyMac is just one of numerous Black Knight clients that have developed such customized applications to address these many issues.

61.             When PennyMac made clear its intention to terminate the MSP relationship, Black Knight began acting in the manner predicted by its own employees. Specifically, Black Knight now seeks to impede PennyMac’s independent development and use of its own mortgage servicing system, SSE, and each of the component PM Modules. Black Knight has even gone as far as to claim ownership of SSE, the PM Modules, and all corresponding intellectual property independently developed by PennyMac.

62.                               To this end, Black Knight falsely asserts that PennyMac has misappropriated Black Knight’s confidential information and trade secrets. Only upon realizing that PennyMac has sufficiently developed, by independent means, its own proprietary system, such that PennyMac would no longer be dependent upon Black Knight’s MSP system or need to renew the full scope of its licenses with Black Knight, did Black Knight pivot to its current hyper-aggressive and false assertions/positions.

63.                               Using these false claims as a cudgel, and relying on its dominant market position, Black Knight attempted to coerce PennyMac into the bundled purchase of unnecessary services and software at unconscionable, above-market pricing as a means of forcing PennyMac to pay additional and unnecessary license/use fees or penalties to Black Knight.  Black Knight’s bundling tactics were nothing new. In 2016, Black Knight designated services (which PennyMac neither required or requested) that were previously presented as optional and mandated that PennyMac bundle them with needed products and services, causing a substantial increase in contract pricing.  At the time, PennyMac had no option but to pay for such additional services.

64.                               Further, after being notified in 2018 of PennyMac’s intent to discontinue use of the MSP system, and by its retaliatory notice of termination, Black Knight failed and refused to participate in good faith negotiations concerning the transition that eventually ended PennyMac’s use of MSP.  As a direct result of these actions, Black Knight forced PennyMac to incur additional expenses to replace other Black Knight products, such as Loan Sphere® Foreclosure, LoanSphere® Bankruptcy Solution, LoanSphere® Invoicing Solution, and LendingSpace®.

65.                               MSP, LendingSpace®, and other LoanSphere® Products are separate and distinct products. LendingSpace® is a stand-alone platform specifically developed for correspondent lending that facilitates loan origination, delivery, and purchasing activities for newly originated loans acquired by a PennyMac affiliate for resale on the secondary mortgage market. Both LendingSpace® and certain of the LoanSphere® Products have been customized to suit PennyMac’s specific requirements, and PennyMac will  incur significant transition costs and other harms as a result of Black Knight’s refusal to negotiate in good faith for renewal of non-mortgage-servicing platform product offerings other than MSP.

66.                               Notwithstanding the separateness of these different product lines, and in an effort to stymie competition by or from PennyMac and preserve its market dominance, Black Knight willfully and unlawfully refused to negotiate in good faith to provide to PennyMac the LoanSphere® Foreclosure, LoanSphere® Bankruptcy Solution, LoanSphere® Invoicing Solution, and LendingSpace® products unless PennyMac also agreed (i) to continue to license MSP for at least five more years; and (ii) to abandon its own PM Modules and thereby not enter the Mortgage Servicing Platform Market, whether independently or in concert with other competitors. Black Knight engaged in these anticompetitive actions as alleged in this Complaint for the unfair and unlawful purpose of maintaining and extending its actual or attempted monopolistic position in the Mortgage Servicing Platform Market, and to use its monopoly power as a cudgel to expand its power and dominance in the Platform Software Applications  Market.

67.                               Black Knight’s refusal to deal in good faith, attempted or actual tying, and other above-described conduct serve no rational procompetitive purpose, and are not being pursued out of any legitimate interest in protecting Black Knight’s property rights. Instead, in refusing to deal with PennyMac unless the foregoing unconscionable conditions are met, Black Knight, in effect, threatened to cease participation in a preexisting, voluntary, profitable, and cooperative venture, with the purpose of excluding what Black Knight perceives as a competitor (that is, its own client) from the market and maintaining or expanding Black Knight’s dominant position in the relevant market to reap monopoly profits.

68.                                     On information and belief, Black Knight has undertaken similar anticompetitive, unfair, and discriminatory tactics with its other customers in the same Mortgage Servicing Platform Market.

69.                                     In addition to the above wrongful conduct, Black Knight attempted to use its market power to force PennyMac into surrendering its independently developed products and intellectual property, and to pay a significant multimillion-dollar penalty. In October 2018, for example, Black Knight forwarded a threatening legal memorandum that claimed PennyMac had breached the parties’ contract, and claimed ownership over PennyMac’s software. Later, starting no later than April 2019, Black Knight repeatedly demanded that PennyMac: (i) pay a minimum of $100,000,000 (substantially without the benefit of products and services); (ii) pay materially more for existing products than what is paid by its other comparable customers; and (iii) surrender to thinly disguised “catch and kill” provisions that would prevent PennyMac from monetizing its investment in SSE and the associated PM Modules. When PennyMac refused Black Knight’s demands, Black Knight refused to renew, on commercially reasonable terms, certain products and services independent of MSP that PennyMac wished to continue licensing.

70.             Black Knight’s actions were undertaken willfully and for the purposes of illegally restraining trade, unfairly competing, and monopolizing the Mortgage Servicing Platform Market.

71.             PennyMac is not alone in alleging anti-competitive behavior—such as by forcing purchasers to pay extraordinarily high prices and fees for an underperforming and antiquated product—as a direct result of Black Knight’s monopoly in the Mortgage Servicing Platform Market.

72.             As recently as September 6, 2019, USFN—a not-for-profit, national association of mortgage banking law firms, trustee companies, and associated vendor members—accused Black Knight’s BKST unit of forcing excess price increases on member law firms, all of whom are required to use Black Knight in order to do business with mortgage servicers who use MSP.  Indeed, writes USFN, “[t]he increase appears to have been leveraged based on the secure monopoly that BKST has extracted in this space.” A copy of the letter is attached as Exhibit A (emphasis added).

73.             As PennyMac alleges here, USFN points out that the number of servicers contracted to use Black Knight’s MSP technology has risen over the years to “an overwhelming majority,” and that the market is no longer competitive such that Black Knight now has a “near pure monopoly.”

74.             USFN further claims that its member firms are required to use Black Knight, and to pay licensing fees, in order to receive any referrals. Thus, USFN alleges that its members’  relationship “is not bargained for” in that Black Knight unilaterally decides the amount USFN member firms will pay, when the member firms will pay, and how much fees should be increased  on a yearly basis for an antiquated product that fails to include numerous critical features.

75.             USFN correctly notes that market power is “the ability to raise prices above those that would be charged in a competitive market,” including “the power to control prices or exclude competition,” and alleges that Black Knight is “moving further and further into the latter realm with their unsupported fee increases in a down market.”

76.             Much like the USFN allegations, Black Knight’s actions are transparently monopolistic, and its conduct toward PennyMac is further designed to and does stifle competition and innovation.  Black Knight should be enjoined from continuing with its illegal business practices, and this action seeks to enjoin such behavior. In particular, PennyMac seeks an injunction enjoining Black Knight from: (i) employing practices that effectively require licensees of its LendingSpace® and LoanSphere® products to refrain from developing, purchasing, licensing, or using other mortgage servicing platforms, and (ii) continuing its anticompetitive practices, as more fully full set forth above, that have increased costs and prevented competitors from gaining meaningful access to the market, along with any and all other equitable relief available under applicable law that the Court sees fit to award.

THE RELEVANT MARKETS

77.                               For purposes of this action, the Relevant Markets are: (i) the Mortgage Servicing Platform Market and (ii) the Platform Software Applications Market

78.                               The Mortgage Servicing Platform Market, as that phrase is used herein, is the market for mortgage servicing system solutions that support domestic residential mortgage servicers in the tracking and storage of loan data and transactions in that servicer’s portfolio, including but not limited to tracking and accounting for mortgage payments, facilitating oral and written communications with customers, and managing default servicing processes (e.g., loss mitigation, bankruptcy, and foreclosure). Industry participants, including Black Knight, recognize the Mortgage Servicing Platform Market as a distinct sphere of commercial operation. See, e.g.,  Black Knight’s 2018 Form 10-K, at 28 (describing market, market size, and Black Knight market share).

79.                               The Platform Software Applications Market, as that phrase is used herein, is defined as the market for the software applications that support the Mortgage Servicing Platform Market, including customized applications that enhance productivity through improved interface with customers’ systems and that address specific needs in loan servicing, including with respect to boarding of loans, customer communications, defaults, foreclosures, bankruptcies, and post-foreclosure events.

80.                               The relevant geographic market for both the Mortgage Servicing Platform Market and the Platform Software Applications Market is the United States, including California.

81.                               According to Black Knight’s 2018 Form 10-K, its share of the first-lien Mortgage Servicing Platform Market is over 62%, and over 53% of the overall market, inclusive of second lien obligations. Id.  at 28. In sheer numbers, Black Knight’s share of the market is immense in that, as of the end of 2018, it was servicing 32.1 million of the 51.8 million domestic residential first-lien mortgages, and 34.6 million of the 65.2 million total residential mortgages in the United States.  Id.

82.                               On information and belief, Black Knight’s share of the Platform

Software Applications Market continues to be substantial because Black Knight, among other things,  makes a concerted effort to convert, and has converted, many of its most significant customers into so-called “enterprise clients,” i.e., customers that purchase not just MSP, but also the suite of LoanSphere® Products.

83.                               The barriers to enter the Relevant Markets are high and include, in addition to the anticompetitive conduct of Black Knight as described herein, (i) a limited number of large customers that can afford to develop and maintain a mortgage servicing system; (ii) the inability of many Black Knight customers to change platforms in light of the significant regulatory requirements, technological and financial investment required; (iii) Black Knight’s use of long-term, bundled pricing arrangements that condition the continued sale and use of MSP and its other product offerings on its customers’ written commitment not to develop, purchase, license, or use other Relevant Markets products, either independently or from/with other companies, thereby excluding others from entering those markets; (iv) customer demand for integrated proprietary data and analytics; (v) Black Knight’s economies of scale (e.g., its ability to add incremental clients to its existing generic platform with limited incremental cost); and (vi) the complexity of industry and regulatory requirements.

84.                               Black Knight and its predecessors have long recognized and even boasted of the “barriers to entry” in the Relevant Markets. For example, in May 2008, Black Knight’s FIS predecessor touted to potential investors, in documents filed with the U.S. Securities and Exchange Commission, the “barriers to entry” into the Relevant Markets, including that its mortgage servicing software was “difficult to replace.”

85.                               Today, Black Knight likewise readily acknowledges (and, in fact, takes full advantage of) these conditions to the detriment of the market. In its 2018 Form 10-K, Black Knight expressly states that switching from one vendor of mortgage processing services to a new vendor is “a significant undertaking,” and that customers “often resist change” due to fears of potential disadvantages, including increased costs and business disruption. Id. at 12.

86.                               Black Knight likewise expressly views its own customers, e.g. PennyMac, as competitors in the Relevant Markets. For example, Black Knight’s 2018 Form 10-K states:

With respect to our Software Solutions segment, we compete with our clients’ internal technology departments…

Id. at 7 (emphasis added). And Black Knight likewise admits that the in-house development capabilities of potential clients threaten the company’s business model:

[B]ecause many of our larger potential clients have historically developed their key processing applications in-house and therefore view their system requirements from a make-versus-buy perspective, we often compete against our potential clients’ in-house capabilities.

Id.  at 12 (emphasis added).

87.                               Black Knight public filings further admit to the company’s hyper-aggressive, anticompetitive approach to intimidate customers if they dare to develop their own applications in lieu of purchasing those applications from Black Knight. By way of example, but not by way of limitation, as set forth in Black Knight’s 2018 Form 10-K:

We rely on a combination of contractual restrictions, internal security practices and copyright and trade secret laws to establish and protect our software, technology, data and expertise….

Id. at 7 (emphasis added). With respect to such restrictions, Black Knight imposes “nondisclosure and other contractual restrictions on copying, distribution and creation of derivative products” because the failure to do so “could have a material adverse effect on [Black Knight’s] business, financial condition and results of operations.” Id. at 15.

88.                               Black Knight’s predatory and anticompetitive conduct described above impedes the ability of Black Knight’s customers to develop, purchase, or license other mortgage servicing platform and related products, either independently or from/with other companies, and knowingly creates impermissible barriers to entry for actual or potential competitors in the Relevant Markets. The immediate result is Black Knight is free to continue to impose supra-competitive pricing on its customers, such as PennyMac, which in turn results in increased consumer costs.

WHY INJUNCTIVE RELIEF IS REQUIRED

89.                               In the absence of injunctive relief, PennyMac, other Black Knight customers and potential competitors will continue to pay far higher costs due to (i) the absence of competition in the Mortgage Servicing Platform Market, and (ii) the reduction of competition in the Platform Software Applications Market.  Both Black Knight’s customers and the public consumers will be deprived of the benefits of competition during the pendency of this action. Relief at the conclusion of this case cannot remedy the harm done to end users and to consumers during the interim.

90.                               In addition, the damage to competitors and competition during the pendency of this case that would occur in the absence of preliminary relief cannot practically be reversed later.

91.                               As a result of Black Knight’s anticompetitive conduct, its share of the Platform Software Applications Market has continued to grow. In the absence of injunctive relief, Black Knight’s share of that market will grow substantially as a result, among other things, of Black Knight’s tying of its related software applications to MSP (which is itself a barrier to entry into the market) and other anticompetitive practices as alleged in this Complaint.

92.                               Black Knight’s competitors will be effectively foreclosed from important opportunities to supply alternative products to customers in the Platform Software Applications Market so long as the tie-in and Black Knight’s other exclusionary practices continue. Particularly because of Black Knight’s monopolistic control of the Mortgage Servicing Platform Market, the significant increase in Black Knight’s share of the Platform Software Applications Market that will result in the absence of preliminary relief will tip the market in Black Knight’s favor and accelerate its dominance and competition’s demise.

93.                               In addition, the barriers that exist to the entry of new competitors or the expansion of smaller existing competitors mean that dominance once achieved cannot readily be reversed.

94.                               In the absence of injunctive relief, the increase in Black Knight’s position that will result from its continuing illegal conduct will so entrench it (and so weaken its competitors) that the cost of reversing Black Knight’s imminent domination of the Platform Software Applications Market could be prohibitive.  The purpose and effect of Black Knight’s conduct with respect to the Relevant Markers have been, and unless restrained, will be:

A.                                    to preclude competition on the merits between Black Knight’s MSP System and LoanSphere® Products, on the one hand, and other servicing platforms and related applications;

B.                                    to preclude potential competition in the Relevant Markets;

C.                                    to create or extend Black Knight’s monopoly power in the Relevant Markets;  and

D.                                    to unfairly maintain Black Knight’s Mortgage Servicing Platform Market monopoly.

COUNT ONE

Unlawful Monopolization
in Violation of Section 2 of the Sherman Act (15 U.S.C. § 2)

(Against All Defendants)

95.                               PennyMac realleges and incorporates by reference the foregoing paragraphs of this Complaint as if fully set forth herein.

96.                               Black Knight’s actions as described above and herein constitute unlawful monopolization of the Mortgage Servicing Platform Market.

97.                               The provision of mortgage servicing platforms constitutes a relevant product market, which Black Knight controls in the relevant geographic market under the antitrust laws.

98.                               As described above, Black Knight does intentionally and unlawfully (i) engage in predatory and anticompetitive conduct, (ii) exercise monopoly power in the relevant Mortgage Servicing Platform Market, and (iii) possess the ability to affect price, output or entry into said market, and has done so in the past. In fact, Black Knight’s exclusion of PennyMac and/or other actual or perceived competitors from the Relevant Markets did affect or was intended to affect the price or supply of goods or the entry of competitors into said market.

99.                               Black Knight’s actions are irrational but for their anticompetitive effect, and serve no rational, procompetitive purpose.

100.                        Black Knight could not have acquired or maintained its monopoly power in the Mortgage Servicing Platform Market but for its anticompetitive conduct, including by refusing to deal in good faith and by engaging in attempted tying, bundling, and lock-in arrangements and other predatory and anticompetitive acts alleged herein. Thus, its monopolization is not due to growth or development as a consequence of a superior product, business acumen, or historic accident. Rather, Black Knight’s dominant market position is the product of its predatory and anticompetitive conduct as described in this Complaint.

101.                        Black Knight has in fact harmed competition and, if allowed to continue its unlawful actions, will further harm competition in the Relevant Markets.

102.                        PennyMac has suffered antitrust injury as a proximate result of Black Knight’s unlawful and anticompetitive acts as alleged herein, which have stifled competition in the Relevant Markets, and have threatened PennyMac’s implementation of its SSE system, including its ability to negotiate with other companies to provide software supporting SSE.  Among other past injuries, PennyMac was compelled to purchase Black Knight’s products, many of which it did not need or use, and it  paid supra-competitive  prices for such products than it otherwise would have but for Black Knight’s efforts to stifle competition in the marketplace and despite PennyMac’s independent development of its own proprietary products. Each of the injuries suffered by PennyMac is of the type the antitrust laws were intended to prevent, and each flows from Black Knight’s unlawful conduct. Such conduct is inherently and manifestly anticompetitive and has an injurious effect on competition.

103.                        Unless Black Knight’s wrongful conduct is enjoined, PennyMac has been and will continue to be damaged by Black Knight’s anticompetitive conduct. For violation of the Sherman Act, PennyMac is entitled to equitable remedies under Section 16 of the Clayton Act, 15 U.S.C. § 26, and to the fullest extent otherwise available under applicable law. In particular, but not by way of limitation, PennyMac seeks an injunction against further wrongful acts of Black Knight, whose conduct is continuing. Accordingly, PennyMac seeks an injunction prohibiting Black Knight from continuing the anticompetitive practices described above, along with any and all other equitable relief available under applicable law that the Court sees fit to award.

104.                        As a result of these Sherman Act violations, PennyMac is further entitled to damages and other monetary relief, including but not limited to treble damages and reasonable attorneys’ fees and costs to which PennyMac is automatically entitled under Section 4 of the Clayton Act, 15 U.S.C. § 15, and to the fullest extent available under other applicable law.

COUNT TWO

Unlawful Attempted Monopolization

in Violation of Section 2 of the Sherman Act (15 U.S.C. § 2)

(Against All Defendants)

105.                        PennyMac realleges and incorporates by reference paragraphs 1-94 of this Complaint as if fully set forth herein.

106.                        In the alternative, Black Knight has unlawfully attempted to monopolize the Relevant Markets.

107.                        Black Knight has intentionally and unlawfully: (i) engaged in predatory and anticompetitive conduct; (ii) attempted to acquire monopoly power in the Relevant Markets; and (iii) attempted to affect price, output, or entry into said markets. In fact, Black Knight’s attempted exclusion of PennyMac and/or other actual or perceived competitors from the Relevant Markets is intended to affect, adversely, the price and supply of goods or the entry of competitors into said market.

108.                        Black Knight’s actions are irrational but for their anticompetitive effect; they likewise serve no rational, procompetitive purpose.

109.                        By refusing to deal in good faith with PennyMac, by creating various barriers to entry, including by attempting or engaging in tying, bundling, and lock-in arrangements and other predatory and anticompetitive acts as alleged herein, Black Knight has unlawfully attempted to acquire monopoly power in the Relevant Markets, in violation of Section 2 of the Sherman Act, 15 U.S.C. § 2.

110.                        Because of Black Knight’s unilateral ability to exclude competitors and engage in tying, bundling, and lock-in arrangements, among other predatory conduct, there is a dangerous probability that Black Knight will be able to leverage its position to gain and maintain monopoly power in one or both of the Relevant Markets.

111.                        Black Knight has acted with the specific intent of monopolizing the Relevant Markets. Black Knight’s attempted monopolization has injured and will continue to injure competition in each of the Relevant Markets.

112.                        PennyMac has suffered antitrust injury as a proximate result of Black Knight’s unlawful and anticompetitive acts as alleged herein, which actions have stifled competition in the Relevant Markets, and have further threatened PennyMac’s ability to liberate itself from Black Knight’s clutches by replacing MSP and other LoanSphere® Products with SSE.   Among other injuries, PennyMac has in the past been compelled to purchase Black Knight’s products, and it  paid a supra-competitive price for such products than it otherwise would have but for Black Knight’s efforts to stifle competition in the marketplace and despite PennyMac’s independent development of its own proprietary products. Each of the injuries suffered by PennyMac is of the type the antitrust laws were intended to prevent, and each flows from Black Knight’s unlawful conduct. Such conduct is inherently and manifestly anticompetitive and has an injurious effect on competition.

113.                        Unless Black Knight’s wrongful conduct is enjoined, PennyMac and similarly situated customers have been and will continue to be damaged by Black Knight’s anticompetitive conduct. As a result of its Sherman Act violations, PennyMac is entitled to equitable remedies, including under Section 16 of the Clayton Act, 15 U.S.C. § 26, and to the fullest extent otherwise available under applicable law. In particular, but not by way of limitation, PennyMac seeks an injunction against further wrongful acts of Black Knight, whose conduct is continuing. Accordingly, PennyMac seeks an injunction prohibiting Black Knight from continuing its anticompetitive practices, along with any and all other equitable relief available under applicable law that the Court sees fit to award.

114.                        As a result of these Sherman Act violations, PennyMac is further entitled to damages and other monetary relief, including but not limited to treble damages and reasonable attorneys’ fees and costs to which PennyMac is automatically entitled under Section 4 of the Clayton Act, 15 U.S.C. § 15, and to the fullest extent available under other applicable law.

COUNT THREE

Violation of the California Cartwright Act

(Cal. Bus. & Prof. Code §§ 16720 et seq.)

(Against All Defendants)

115.                        PennyMac realleges and incorporates by reference the foregoing paragraphs of this Complaint as if fully set forth herein.

116.                        PennyMac is a “person” within the meaning of the Cartwright Act, Cal. Bus. & Prof. Code § 16720.

117.                        Black Knight has acted with intent and to create or carry out restrictions in trade or commerce through its various unfair, predatory, anticompetitive acts and other monopolistic practices intended to substantially lessen, restrict, or prevent competition and to monopolize a specifically defined market, namely the Mortgage Servicing Platform Market.

118.                        Considering its own clients as its most significant potential competitors with the ability to create competing (indeed, superior) mortgage servicing platforms and competing software applications that could render its platform and other products and services obsolete, Black Knight seeks to restrict trade through willful predatory and exclusory conduct including, among other things, onerous and unconscionable conditions and restrictions on, and unlawfully refusing to otherwise deal with, its customers, including PennyMac, in order to maintain or attempt to maintain its monopoly position.

119.                        Black Knight’s actions as described above thus constitute an unreasonable restraint of trade or commerce throughout California, as well as the United States, in violation of the California Cartwright Act, Cal. Bus. & Prof. Code §§ 16720 et seq.

120.                        Black Knight has in fact harmed competition and, if allowed to continue its unlawful actions, will further harm competition in the Relevant Markets.

121.                        PennyMac has suffered injury as a direct and proximate result of Black

Knight’s unlawful acts and conduct as alleged herein, whether actual or attempted, which have stifled competition in the marketplace by other competitors of Black Knight, and have further stifled PennyMac’s own ability to compete in the marketplace. Among other injuries, PennyMac has paid a higher price for Black Knight’s products, including “bundled” services it was required to purchase but did not need or use, than it otherwise would have but for Black Knight’s efforts to stifle competition in the marketplace, despite PennyMac’s independent development of competing proprietary products. Black Knight has also attempted to further stifle or prevent PennyMac’s development of its proprietary software by, among other things, (i) claiming ownership of the software and related intellectual property independently developed by PennyMac, (ii) refusing to deal in good faith with PennyMac as described above, and (iii) selling its products without unreasonable, anticompetitive restrictions and conditions. Each of the injuries suffered by PennyMac is of the type the antitrust laws were intended to prevent, and each flows from Black Knight’s unlawful conduct.

122.                        PennyMac has been and will continue to be damaged by Black Knight’s violations.

123.                        PennyMac seeks recovery of its damages according to proof, which damages shall be automatically trebled pursuant to the Cartwright Act, Bus. & Prof. Code § 16750(a).

124.                        PennyMac also seeks and is entitled to equitable remedies under the Cartwright Act, specifically Cal. Bus. & Prof. Code § 16750(a), and to the fullest extent otherwise available under other applicable law. In particular, but not by way of limitation, PennyMac seeks injunctive relief prohibiting Black Knight from continuing its other anticompetitive practices as identified above, along with any and all other equitable relief available under applicable law that the Court sees fit to award.

125.                        PennyMac is entitled to reasonable attorneys’ fees and its costs of suit pursuant to the Cartwright Act, Bus. & Prof. Code § 16750(a).

COUNT FOUR

Violation of California Unfair Competition Law

(Bus. & Prof. Code §§ 17200 et seq.)

(Against All Defendants)

126.                        PennyMac realleges and incorporates by reference the foregoing paragraphs of this Complaint as if fully set forth herein.

127.                        Under California’s Unfair Competition Law, set forth in California Business & Professions Code §§ 17200 et seq., unfair competition includes any “unlawful, unfair or fraudulent business act or practice.”

128.                        Black Knight’s wrongful conduct, anticompetitive behavior, and bad faith as alleged above constitute unlawful and unfair business acts and practices. Black Knight’s conduct — including its restrictions on trade and commerce; attempted or actual tying, bundling, and lock-in arrangements; and other monopolistic and anticompetitive practices — is unfair insofar as it threatens an incipient violation of the antitrust laws, including Section 2 of the Sherman Act and the Cartwright Act, as alleged above and below. Further, Black Knight’s conduct — including its restrictions on trade and commerce; tying, bundling, and lock-in arrangements; refusal to deal in good faith with PennyMac; and other monopolistic and anticompetitive acts and practices, whether actual or attempted — unfairly violates the policy and spirit of those laws because the effect of such conduct is comparable to and the same as a violation of law, and further significantly threatens or harms competition. This conduct unfairly keeps Black Knight customers, such as PennyMac, beholden to Black Knight and restricts their ability to compete with Black Knight.

129.                        Black Knight’s business acts and practices as set forth above are likewise unlawful in that they are in contravention of, among other laws and statutes, the Sherman Act (15 U.S.C. § 2) and Cartwright Act (Bus. & Prof. Code

§§ 16720 et seq.).

130.                        Accordingly, Black Knight’s actions violate the California Unfair Competition Law’s proscription against engaging in unlawful and unfair business practices, and have proximately caused injury to PennyMac, as described above.

131.                        As a result of Black Knight’s unlawful and unfair business practices, PennyMac is entitled to restitution in an amount to be proved at trial.

COUNT FIVE

Common Law Unfair Competition

(Against All Defendants)

132.                        PennyMac realleges and incorporates by reference the foregoing paragraphs of this Complaint as if fully set forth herein.

133.                        Black Knight’s wrongful conduct alleged herein also constitutes a violation of common law unfair competition under California law.

134.                        PennyMac has suffered harm as a direct and proximate cause of Black Knight’s violation of common law unfair competition, as described herein.

135.                        PennyMac seeks damages according to proof in order to redress the harm caused.

REQUEST FOR RELIEF

WHEREFORE, PennyMac requests that the Court award or grant the following:

A.                                    Judgment that Black Knight has violated the Sherman Act (15 U.S.C. § 2) and the California Cartwright Act (Cal. Bus. & Prof. Code §§ 16720 et seq.);

B.                                    Judgment that Black Knight has engaged in unfair and/or unlawful competition, in violation of California Business & Professions Code §§ 17200 et seq. and California’s common law of unfair competition;

C.                                    An Order, including but not limited to under Section 16 of the Clayton Act, 15 U.S.C. § 26, preliminarily and permanently restraining and enjoining Black Knight from continuing the unlawful, unfair, and anticompetitive activities alleged herein.  In particular, PennyMac seeks an injunction enjoining Black Knight from (i) employing practices that effectively require licensees of its LendingSpace® and LoanSphere® products to refrain from developing, purchasing, licensing, or using other mortgage servicing or other platforms; and (ii) continuing its anticompetitive practices, as more fully full set forth above, that have increased costs and prevented competitors from gaining meaningful access to the market, along with any and all other equitable relief available under applicable law that the Court sees fit to award;

D.                                    An award of damages according to proof, and that such damages be automatically trebled as required by the Clayton Act (15 U.S.C. § 15) and California Cartwright Act (Cal. Bus. & Prof. Code § 16750(a)) in an amount to be determined at trial and that cannot now be adequately quantified before relevant discovery;

E.                                     Punitive damages;

F.                                      An Order for restitution in an amount to be proved at trial;

G.                                    An award of reasonable attorneys’ fees and costs of suit pursuant to Sections 4 and 16 of the Clayton Act (15 U.S.C. §§ 15 and 26) and California Cartwright Act (Bus. & Prof. Code § 16750(a)); and

H.                                   Any further relief that the Court deems just and proper.

Dated: November 6, 2019	MANATT, PHELPS & PHILLIPS, LLP

	By:	/s/ Barry W. Lee
Barry W. Lee
One of the Attorneys for Plaintiff
PENNYMAC LOAN SERVICES, LLC

DEMAND FOR JURY TRIAL

Pursuant to Federal Rule of Civil Procedure 38(b) and Local Rule 38-1 of the Central District of California, plaintiff, PennyMac Loan Services LLC, hereby demands a trial by jury on all issues triable to a jury in this action.

Dated: November 6, 2019	MANATT, PHELPS & PHILLIPS, LLP

	By:	/s/ Barry W. Lee
Barry W. Lee
One of the Attorneys for Plaintiff
PENNYMAC LOAN SERVICES, LLC